Exhibit 4.3

February 6, 2007

VIA FACSIMILE

ORIGINAL TO FOLLOW VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Authorized Participant legal name]

[Authorized Participant address]

Fax: [Authorized Participant fax]

Re: iShares COMEX Gold Trust

Ladies and Gentlemen:

Reference is hereby made to the Authorized Participant Agreement dated as of [date of Authorized Participant Agreement] (the “Agreement”) among (i) [Authorized Participant legal name], a [Authorized Participant corporate structure] organized under the laws of the State of [Authorized Participant state of incorporation] (the “Authorized Participant”), (ii) The Bank of New York, a New York banking corporation acting in its capacity as trustee (in such capacity, the “Trustee”) of the iShares COMEX Gold Trust, a trust created under New York law (the “Trust”) pursuant to the provisions of the Depositary Trust Agreement dated as of January 19, 2005 (the “Trust Agreement”), and (iii) Barclays Global Investors, N.A., a national banking association acting in its capacity as the sponsor of the Trust (the “Initial Sponsor”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

In connection with the substitution of Barclays Global Investors International Inc., a Delaware corporation (“BGII”), as the sponsor of the Trust, we hereby propose to amend the Agreement as follows:

1.	Effective on and after the Effective Date (as defined below): (i) BGII will become a party to the Agreement in its capacity as Sponsor of the Trust and will be entitled to all rights, and subject to all obligations, arising with respect the Sponsor thereunder; and (ii) the Initial Sponsor will cease to be a party to the Agreement, will no longer be the Sponsor of the Trust, and will no longer have any rights, or be subject to any obligations, arising under the Agreement other than rights or obligations which may have arisen prior to the Effective Date.

2.	Nothing herein shall be construed as creating, imposing or implying: (i) any liability or obligation on the part of BGII arising under the Agreement in favor of the Authorized Participant, the Trust, the Trustee or any other party entitled to the benefits of the Agreement on the account of events or occurrences taking place prior to the Effective Date; or (ii) any liability or obligation on the part of Initial Sponsor arising under the Agreement in favor of the Authorized Participant, the Trust, the Trustee or any other party entitled to the benefits of the Agreement on the account of events or occurrences taking place on or after the Effective Date.

3.	From and after the Effective Date, any notices required or permitted to be given under the Agreement to the Sponsor shall be given as provided in the Agreement, and addressed as follows:

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Barclays Global Investors International Inc.

45 Fremont Street

San Francisco, California 94105

Attention: BGI’s Product Management Team, Intermediary Investor and Exchange

Traded Products Department

Telephone: (415) 402-4671

Facsimile: (415) 618-5097

with copy to:

Barclays Global Investors International Inc.

45 Fremont Street

San Francisco, California 94105

Attention: BGI’s Legal Department

Telephone: (415) 597-2860

Facsimile: (415) 597-2753

or to any other place to which BGII may have transferred its principal office with notice to the Trustee and the Authorized Participant.

4.	For purposes of the foregoing, Effective Date shall mean the date and time on which all of the following conditions shall have been met: (i) a registration statement under the 1933 Act shall have been filed with the United States Securities and Exchange Commission in respect of the continuous offering of shares of the Trust and the prospectus included in such registration statement shall identify BGII as the Sponsor of the Trust and the Authorized Participant as such, and (ii) such registration statement shall have become effective pursuant to the 1933 Act and rules and regulations thereunder.

5.	As provided in Section 6 of the Agreement, the foregoing amendments will become part of the Agreement ten (10) Business Days after receipt of this letter by the Authorized Participant (unless written objection thereto is received by the Sponsor and the Trustee prior to the expiration of such term).

6.	This letter shall be governed by and interpreted in accordance with the laws of the State of New York.

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Sincerely,

THE BANK OF NEW YORK, as Trustee		BARCLAYS GLOBAL INVESTORS, N.A. as Initial Sponsor

By:		By:
	Name: Title:		Name: Title:

By:
Name: Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL INC. as Sponsor

By:
Name: Title:

By:
Name: Title:

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